UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 27, 2013

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

11220 Elm Lane, Suite 203, Charlotte, NC 28277

(Address of principal executive office) (zip code)

___________________________________________________

(Former address of principal executive offices) (zip code)

(704) 366-5122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On November 27, 2013, Chanticleer Holdings, Inc. (the “Company”) its partner, Wings Brasil Restaurante Ltda. (the “Partner”), and the partnership entity, Chanticleer & Wings Brasil Foods Participacoes Ltda. (the “Partnership Entity”), of which Chanticleer holds a sixty percent (60%) ownership interest, entered into a new Franchise Agreement (the “Franchise Agreement”) with Hooters of America, Inc. The new Franchise Agreement includes several material changes from the franchise agreement previously dated March 13, 2012. Particularly, the new Franchise Agreement expands the number of potential Hooters restaurant regions from three to five and includes: Rio de Janeiro State, GOIAS State, Curitiba-Parana State, Vitoria-Espirito Santo State, and Belo Horizonte-Minas Gerais State. Additionally, the number of restaurants to be developed increased from five to seven.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press release dated December 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2013

Chanticleer Holdings, Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

99.1	Press Release dated Dec. 4, 2013	Furnished Electronically